UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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CorpNews Bulletin/EMAIL Blast

A Message from John McGlade:

I wanted to update you on a busy week of events.  First, on Thursday morning we announced strong fiscal third quarter earnings results.  A copy of our third quarter earnings press release can be found here: www.airproducts.com/PressRoom/CompanyNews/Archived/2010/fy10q3.htm.

As you may have heard on the conference call we hosted Thursday with investors, we were pleased with our performance this past quarter.  Our sales increased 14 percent to $2,252 million, with underlying sales up 12 percent.  Our Tonnage, Merchant, and Electronics and Performance Materials businesses had significant increases in volume this quarter. Third quarter operating income and earnings per share rose 22 percent from the prior year.  Importantly, our operating margin improved to 16.6%, and we remain on track to deliver on our 17% goal in fiscal 2011. These continued improvements in margin, earnings growth and return on capital show that we remain focused on delivering the value our shareholders expect.

We also announced this week several significant new orders. We were selected by Pucheng Clean Energy Company in Weinan, Shaanxi Province, China to build, own and operate three air separation plants producing over 8,200 tons per day of Oxygen and 3,100 tons per day of Nitrogen.  We will also produce liquid products for the merchant market in the region. On Wednesday, we announced two major orders from Samsung in Austin Texas in support of their 300mm fab expansion. These new wins indicate that the economy is recovering and that our project backlog remains strong.

Along with a gradually recovering economy, these impressive quarterly results show the benefits of our restructuring actions and our focus on continuous improvement. Our steady improvements in margin and earnings growth exemplify your dedication and hard work over the past few years.  Looking ahead, Air Products is well positioned to serve our broad customer base and we have multiple attractive growth opportunities around the world that we are excited to pursue.

In addition to our earnings report this week, on Wednesday Airgas announced that they had rejected our increased all-cash $63.50 per share offer.  We were disappointed that the Airgas Board rejected our revised offer without engaging with us, as we made clear in our press release responding to their rejection which can be found here: www.airproducts.com/PressRoom/CompanyNews/Archived/2010/21Jul2010c.htm and in our letter to Airgas shareholders here: www.airproducts.com/PressRoom/CompanyNews/Archived/2010/22Jul2010b.htm.

Airgas used its recent earnings as part of its reason for rejecting our increased offer, but there was nothing in Airgas’ financial performance or outlook that has changed our view of the company’s intrinsic value.  We remain confident that our $63.50 all-cash offer exceeds the value Airgas could produce in the future through execution of their current business plan even under optimistic scenarios.  We also remain confident that we will have strong support from Airgas shareholders with respect to our offer and will be able to complete this transaction in a timely fashion despite the actions of the Airgas Board.  For more information on the transaction, you can also visit www.airproducts.com/airgasoffer.

Thank you for your contributions to Air Products this quarter and throughout the year–we should be very proud of our results. I am sure I can count on you to deliver going forward.  I, along with the rest of the management team, remain excited and energized by the many opportunities we have around the world. We are in a good position for the future.

John McGlade
Chairman, President and CEO

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a preliminary proxy statement on Schedule 14A with the SEC on June 16, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  Air Products expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith.  Any definitive proxy statement will be mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.   These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees will be included in the definitive proxy statement Air Products intends to file with the SEC relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.